CUSTODY AGREEMENT


     This AGREEMENT is entered into as of June 24, 1994, between First Pacific Mutual Fund, Inc. on behalf of First Hawaii Intermediate Municipal Fund (the "Fund"), having its principal office and place of business at 1270 Queen Emma Street #607, Honolulu, Hawaii 96813 and The Bank of California, National Association (the "Bank"), a National Banking Association organized under the laws of the United States with its principal place of business at 400 California Street, San Francisco, CA 94104.

In consideration of the mutual promises set forth below, the Fund and the Bank agree as follows:

1.    Definitions.
Whenever used in this Agreement or in any Schedules to this Agreement, the words and phrases set forth below shall have the following meanings, unless the context otherwise requires:

     1.2 "Authorized Person" shall be deemed to include the President, and any Vice President, the Secretary, the Assistant Secretary, the Treasurer and any Assistant Treasurer of the Fund, or any other person, including persons employed by the Investment Manager, whether or not any such person is an officer of the Fund, duly authorized by the Board of Directors of the Fund to give Oral Instructions and Written Instructions on behalf of the Fund and listed in the certification annexed hereto as Appendix A or such other certification as may be received by the Bank from time to time.

     1.2 "Book-Entry System" shall mean the Federal Reserve/Treasury book-entry system for United States and federal agency securities, its successor or successors and its nominee or nominees.

     1.3 "Depository" shall mean The Depository Trust Company ("DTC"), a clearing agency registered with the Securities and Exchange Commission under
Section 17(a) of the Securities Exchange Act of 1934, as amended, its successor or successors and its nominee or nominees, in which the Bank is hereby specifically authorized to make deposits. The term "Depository" shall further mean and include any other person to be named in Written Instructions authorized to act as a depository under the 1940 Act, its successor or successors and its nominee or nominees.

     1.4 "Money Market Security" shall be deemed to include, without limitation, debt obligations issued or guaranteed as to interest and principal by the Government of the United States or agencies or instrumentalities thereof, and repurchase and reverse repurchase agreements with respect to any of the foregoing types of securities, commercial paper, bank certificates of deposit, bankers' acceptances and short-term corporate obligations, where the purchase or sale of such securities normally requires settlement in federal funds on the same day as such purchase or sale.

     1.5 "Prospectus" shall mean the Series' current prospectus and statement of additional information relating to the registration of the Series' Shares under the Securities Act of 1933, as amended.

     1.6 "Security" or "Securities" shall be deemed to include bonds, debentures, notes, stocks, shares, evidences of indebtedness, and other securities and investments from time to time owned by each Series.

     1.7 "Shares" refers to the shares of beneficial interest of a Series of the Fund.

     1.8 "Series" refers to portfolios of the Fund shown on Schedule A, attached hereto and made a part hereof by this reference, and any such other Series as may from time to time be created and designated.

     1.9 "Transfer Agent" shall mean the person which performs the transfer agent, dividend disbursing agent and shareholder servicing agent functions for the Fund.

     1.10 "Written Instructions" shall mean a written or electronic communication actually received by the Bank from an Authorized Person or from a person reasonably believed by the Bank to be an Authorized
Person by telex or any other such system whereby the receiver of such communication is able to verify through codes or otherwise with a reasonable degree of certainty the authenticity of the sender of such communication.

     1.11 The "1940 Act" refers to the Investment Company Act of 1940, and the rules and regulations thereunder, all as amended from time to time.

2.   Appointment of Custodian

     2.1 The Fund hereby constitutes and appoints the Bank as custodian of all the Securities and moneys owned by or in the possession of the Fund during the period of this Agreement.

     2.2 The Bank hereby accepts appointment as custodian for the Fund and agrees to perform the duties thereof as hereinafter set forth.

3.   Compensation

     3.1 The Fund will compensate the Bank for its services rendered under this Agreement in accordance with the fees set forth in the Fee Schedule attached as Schedule B and made a part of this Agreement by this reference.

     3.2 The parties to this Agreement will agree upon the compensation for acting as Custodian for any Series hereafter established and designated, and at the time that the Bank commences serving as such for said Series, such agreement shall be reflected in a Fee Schedule for the Fund, which shall be attached to Schedule B of this Agreement.

     3.3 Any compensation agreed to hereunder may be adjusted from time to time by not less than 90 days advance written notice of such fee increase from Bank to Fund.

     3.4 The Bank will bill the Fund as soon as practicable after the end of the month, and said billings will be detailed in accordance with the Fee Schedule. The Fund will promptly pay to the Bank the amount of such billing. In the event such bill is not promptly paid, the Bank may charge against any money specifically allocated to the Fund such compensation and any expenses incurred by the Bank in the performance of its duties pursuant to such agreement. The Bank shall also be entitled to charge against any money held by it and specifically allocated to the Fund the amount of any loss, damage, liability or expense incurred with respect to such Fund, including counsel fees, for which it shall be entitled to reimbursement under the provision of this Agreement.

     The expenses which the Bank may charge against such account include, but are not limited to, the expenses of Sub-Custodians and foreign branches of the Bank incurred in settling transactions outside of San Francisco or New York City involving the purchase and sale of Securities of the Fund.

4.   Custody of Cash and Securities.

     4.1 Receipt and Holding of Assets. The Fund will deliver or cause to be delivered to the Bank all Securities and moneys owned by it, including cash received from the issuances of its Shares, at any time during the period of this Agreement and shall specify the Series to which the Securities and moneys are to be specifically allocated. The Bank shall physically segregate and keep apart on its books, the assets of each Series, including separate identification of Securities held in the Book-Entry System. The Bank will not be responsible for such Securities and moneys until actually received by it. The Fund shall instruct the Bank from time to time in its sole discretion, by means of Written Instructions as to the manner in which and in what amounts Securities and moneys of a Series are to be deposited on behalf of such Series in the Book-Entry System or the Depository and specifically allocated on the books of the Bank to such Series. Securities and moneys of the Fund deposited in the Book-Entry System or the Depository will be represented in accounts which include only assets held by the Bank for customers, including but not limited to accounts in which the Bank acts in a fiduciary or representative capacity.

     4.2 Accounts and Disbursements. The Bank shall establish and maintain a separate account for each Series and shall credit to the separate account of each Series all moneys received by it for the account of such Series and shall disburse the same only:

          4.2.1 In Payment for Securities purchased for such Series, as provided in Section 5 hereof;

          4.2.2 In payment of dividends or distributions with respect to the Shares of such Series;

          4.2.3 In payment of original issue or other taxes with respect to the Shares of such Series;

          4.2.4 In payment for Shares which have been redeemed by such Series;

          4.2.5 Pursuant to Written Instructions, setting forth the name of such Series, the name and address of the person to whom the payment is to be made, the amount to be paid and the purpose for which payment is to be made; or

          4.2.6 In payment of fees and in reimbursement of the expenses and liabilities of the Bank attributable to such Series.

     4.3 Confirmations and Statements. Promptly after the close of business each day, the Bank shall make available to the Fund information with respect to all transfers to and from the account of a Series during that day. The Bank need not send written confirmation or a summary of all such transfers to or from the account of each Series. Provided, however that upon the written request of Funds, Bank shall provide within 5 business days of such written request a copy of any confirmations which include transactions of the Fund. Where securities purchased by a Series are in a fungible bulk of Securities registered in the name of the Bank (or its nominee) or shown on the Bank's account on the books of the Depository or the Book-Entry System, the Bank shall by book entry or otherwise identify the quantity of those securities belonging to such Series. At least monthly, the Bank shall furnish the Fund with a detailed statement of the Securities and moneys held for each Series under this Agreement.

     4.4  Registration of Securities and Physical Separation.

     All Securities held for a Series which are issued or issuable only in bearer form, except such Securities as are held in the Book-Entry System, shall be held by the Bank in that form; all other Securities held for a Series may be registered, in the name of any duly appointed registered nominee of the Bank as the Bank may from time to time determine, or in the name of the Book-Entry System or the Depository of their successor or successors, or their nominee or nominees. When a reference is made in this Agreement to an action to be taken by Bank it is understood by the parties that the action may be taken directly or in the case of book-entry securities, through the appropriate depository. The Fund agrees to furnish to the Bank appropriate instruments to enable the Bank to hold or deliver in proper form for transfer, or to register in the name of its registered nominee or in the name of the Book-Entry System or the Depository, and Securities which it may hold for the account of a Series. The Bank (or its sub-custodians) shall hold all such Securities specifically allocated to a Series which are not held in the Book-Entry System or the Depository in a separate account for such series in the name of such Series physically segregated at all times from those of any other person or persons.

     4.5 Collection: of Income and Other Matters Affecting Securities. Unless otherwise instructed to the contrary by Written Instructions, the Bank shall with respect to all Securities held for a Series in accordance with this Agreement:

          4.5.1 Collect all income due or payable and credit such income promptly on the contractual settlement date, whether or not actually received, to the account of the appropriate Series, except for income from foreign issues. Income which has not been collected after reasonable effort, within a time agreed upon between the parties, shall be repaid to the Bank pending final collection at such date as may be mutually agreed upon by the Fund and the Bank.

          4.5.2 Present for payment and collect the amount payable upon all Securities which may mature or be called, redeemed or retired, or otherwise become payable. Bank shall make a good faith effort to inform Fund of any call, redemption or retirement date with respect to securities which are owned by a Series and held by the Bank or its nominee. Notwithstanding the foregoing, the Bank shall have no responsibility to the Fund or a Series for monitoring or ascertaining of any call, redemption or retirement date with respect to securities which are held by a Series and held by Bank or its nominee. Nor shall the Bank have any responsibility or liability to the Fund or to a Series for any loss by a Series for any missed payment or other default resulting therefrom unless the Bank received timely general notification, which shall not be less than 5 business days from the Fund or the Series specifying the time, place and manner for the presentment of any put bond owned by a Series and held by the Bank or its nominee. The Bank shall not be responsible and assumes no liability to the Fund or a Series for the accuracy or completeness of any notification the Bank shall provide to the Fund or a series with respect to put securities;

          4.5.3 Execute any necessary declarations or certificates of ownership under the Federal income tax laws or the laws or regulations of any other taxing authority now or hereafter in effect; and

          4.5.4 Hold for the account of each Series all rights and other Securities issued with respect to any Securities held by the Bank hereunder for such Series.

     4.6 Delivery of Securities and Evidence of Authority. Upon receipt of Written Instructions, the Bank shall:

          4.6.1 Execute and deliver or cause to be executed and delivered to such persons as may be designated in such Written Instructions, proxies, consents, authorization, and any other instruments whereby the authority of the Fund as owner of any Securities may be exercised;

          4.6.2 Deliver or cause to be delivered any Securities held for a Series in exchange for other Securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any Fund, or the exercise of any conversion privilege;

          4.6.3 Deliver or cause to be delivered any Securities held for a Series to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation or recapitalization or sale of assets of any Fund, and receive and hold under the terms of this Agreement in the separate (bookkeeping) account for each Series such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

          4.6.4 Make or cause to be made such transfers or exchanges of the assets and take such steps as shall be stated in said Written
Instructions to be for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Fund;

          4.6.5 Deliver Securities owned by any Series upon sale of such Securities for the account of such Series pursuant to Section 5;

          4.6.6 Deliver Securities owned by any Series upon the receipt of payment in connection with any repurchase agreement related to such Securities entered into by such Series;

          4.6.7 Deliver Securities owned by any Series to the issuer thereof or its agent when such Securities are called, redeemed, retired or otherwise becomes payable; provided, however, that in any such case the cash or other consideration is to be delivered to the Bank.

          4.6.8 Deliver Securities owned by any Series in connection with any loans of Securities made by such Series but only against receipt of adequate collateral as agreed upon from time to time by the Bank and the Fund which may be in any form permitted under the 1940 Act or any interpretations thereof issued by the Securities and Exchange Commission or its staff;

          4.6.9 Deliver Securities owned by any Series for delivery as security in connection with any borrowings by such Series requiring a pledge of Series assets, but only against receipt of amount borrowed;

          4.6.10 Deliver Securities owned by any Series upon receipt of instructions from such Series for delivery to the Transfer Agent or to the holders of Shares of such Series in connection with distributions in kind, as may be described from time to time in the Series' Prospectus, in satisfaction of requests by holders of Shares for repurchase or redemption; and

          4.6.11 Deliver Securities owned by any Series for any other proper business purpose, but only upon receipt of, in addition to Written Instructions, a certified copy of a resolution of the Board of Directors signed by an Authorized Person and certified by the Secretary or Assistant Secretary of the Fund, specifying the Securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper business purpose, and naming the person or persons to whom delivery of such Securities shall be made.

     4.7 Endorsement and Collection of Checks. Etc. The Bank is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received by the Bank for the account of a Series.

5.   Purchase and Sale of Investments of the Series.

     5.1 Promptly after each purchase of Securities for a Series, the Fund shall deliver to the Bank Written Instructions specifying with respect to each purchase: (1) the name of the Series to which such Securities are to be specifically allocated; (2) the name of the issuer and the title of the Securities; (3) the number of shares or the principal amount purchased and accrued interest, if any; (4) the date of purchase and settlement; (5) the purchase price per unit; (6) the total amount payable upon such purchase; (7) the name of the person from whom or the broker through whom the purchase was made, if any; (8) whether or not such purchase is to be settled through the Book-Entry System or the Depository; and (9) whether the Securities purchased are to be deposited in the Book-Entry System or the Depository. The Bank shall receive all Securities purchased by or for a Series and upon receipt of such Securities shall pay out of the moneys held for the account of such Series the total amount payable upon such purchase, provided that the same conforms to the total amount payable as set forth in such Written Instructions.

     5.2 Promptly after each sale of Securities of a Series, the Fund shall deliver to the Bank Written Instructions specifying with respect to such sale: (1) the name of the Series to which the Securities sold were specifically allocated; (2) the name of the issuer and the title of the Securities; (3) the number of shares or principal amount sold, and accrued interest, if any; (4) the date of sale; (5) the sale price per unit;
(6) the total amount payable to the Series upon such sale; (7) the name of the broker through whom or the person to whom the sale was made; and
(8) whether or not such sale is to be settled through the Book-Entry System or the Depository. The Bank shall deliver or cause to be delivered the Securities to the broker or other person designated by the Fund upon receipt of the total amount payable to such Series upon such sale, provided that the same conforms to the total amount payable to such Series as set forth in such Written Instructions. Subject to the foregoing, the Bank may accept payment in such form as shall be satisfactory to it, and may deliver Securities and arrange for payment in accordance with the customs prevailing among dealers in Securities.

6.   Payment of Dividends or Distributions.

     6.1 The Fund shall furnish to the Bank the resolution of the Board of Directors of the Fund certified by the Secretary or Assistant Secretary (i) authorizing the declaration of dividends or distributions with respect to a Series on a specified periodic basis and authorizing the Bank to rely on Written Instructions specifying the date of the declaration of such dividend or distribution, the date of payment thereof, the record date as of which shareholders entitled to payment shall be determined, the amount payable per share to the shareholders of record as of the record date and the total amount payable per share to the shareholders of record as of the record date and the total amount payable to the Transfer Agent on the payment date, or (ii) setting forth the date of declaration of any dividend or distribution by a Series, the date of payment thereof, the record date as of which shareholders entitled to payment shall be determined, the amount payable per share to the shareholders of record as of the record date and the total amount payable to the Transfer Agent on the payment date.

     6.2 Upon the payment date specified in such resolution or Written Instructions the Bank shall pay out the moneys specifically allocated to and held for the account of the appropriate Series the total amount payable to the Transfer Agent of the Fund.

7.   Sale and Redemption of Shares of a Series.

     7.1 Whenever the Fund shall sell or redeem any Shares of a Series, the Fund shall deliver or cause to be delivered to the Bank Written Instructions duly specifying:

          7.1.1     The name of the Series whose Shares were sold or redeemed;

          7.1.2 The number of Shares sold or redeemed, trade date, and price; and

          7.1.3 The amount of money to be received or paid by the Bank for the sale or redemption of such Shares.

     7.2 Upon receipt of such money from the Transfer Agent, the Bank shall credit such money to the separate account of the Series.

     7.3 Upon issuance of any Shares of a Series in accordance with the foregoing provisions of this Section 7, the Bank shall pay, out of the moneys specifically allocated and held for the account of such Series, all original issue or other taxes required to be paid in connection with such issuance upon the receipt of Written Instructions specifying the amount to be paid.

     7.4 Upon receipt from the Transfer Agent of advice setting forth the number of Shares of a Series received by the Transfer Agent for redemption and that such Shares are valid and in good form for redemption, the Bank shall make payment to the Transfer Agent out of the moneys specifically allocated to and held for the account of the Series.

8.   Indebtedness.

     8.1 The Fund will cause to be delivered to the Bank by any bank (excluding the Bank) from which the Fund borrows money for temporary administrative or emergency purposes using Securities as collateral for such borrowings, a notice or undertaking in the form currently employed by any such bank setting forth the amount which such bank will loan to the Fund against delivery of a stated amount of collateral. The Fund shall promptly deliver to the Bank Written Instructions stating with respect to each such borrowing: (1) the name of the Series for which the borrowing is to be made; (2) the name of the bank; (3) the amount and terms of the borrowing, which may be set forth by incorporating by reference an attached promissory note, duly endorsed by the Fund, or other loan agreement; (4) the time and date, if known, on which the loan is to be entered into (the "borrowing date"); (5) the date on which the loan becomes due and payable;
(6) the total amount payable to the Fund for the separate account of the Series on the borrowing date; (7) the market value of Securities to be delivered as collateral for such loan, including the name of the issuer, the title and the number of shares or the principal amount of any particular Securities; (8) whether the Bank is to deliver such collateral through the Book-Entry System or the Depository; and (9) a statement that such loan is in conformance with the 1940 Act and the Series' Prospectus.

     8.2 Upon receipt of the Written Instructions referred to above, the Bank shall deliver on the borrowing date the specified collateral and the executed promissory note, if any, against delivery by the lending bank of the total amount of the loan payable, provided that the same conforms to the total amount payable as set forth in the Written Instructions. The Bank may, at the option of the lending bank keep such collateral in its possession, but such collateral shall be subject to all rights therein given the lending bank by virtue of any promissory note or loan agreement. The Bank shall deliver as additional collateral in the manner directed by the Fund from time to time such Securities specifically allocated to such Series as may be specified in Written Instructions to collateralize further any transaction described in this Section 8. The Fund shall cause all Securities released from collateral status to be returned directly to the Bank, and the Bank shall receive from time to time such return of collateral as may be tendered to it. In the event that the Fund fails to specify in Written Instructions all of the information required by this
Section 8, the Bank shall not be under any obligation to deliver any Securities. Collateral returned to the Bank shall be held hereunder as it was prior to being used as collateral.

9.   Persons Having Access to Assets of the Series.

     9.1 No director, officer, employee or agent of the Fund, and no officer, director, employee or agent of the Advisor, shall have physical access to the assets of the Fund held by the Bank or be authorized or permitted to withdraw any investments of the Fund, nor shall the Bank deliver any assets of the Fund to any such person. No officer, director, employee or agent of the Bank who holds any similar position with the Fund, the Advisor shall have access to the assets of the Fund.

     9.2 The individual employees of the Bank initially duly authorized by the Board of Directors of the Bank to have access to the assets of the Fund are listed on Schedule C which is attached and made a part of this Agreement by this reference. The Bank shall advise the Fund of any change in the individuals authorized to have access to the assets of the Fund by written notice to the Fund.

     9.3 Nothing in this Section 9 shall prohibit any officer, employee or agent of the Fund, or any officer, director, employee or agent of the Advisor, from giving Written Instructions to the Bank so long as it does not result in delivery of or access to assets of the Fund prohibited by this Section 9.

10.  Concerning the Bank.

     10.1 Standard of Conduct. The Bank shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and reasonably believed by it to be valid or genuine and shall be held harmless in acting upon proper instructions, resolutions, any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties and shall be entitled to receive as conclusive proof of any fact or matter required to be ascertained by it hereunder, a certificate signed by the President, a Vice President, the Treasurer, the Secretary or an Assistant Secretary of the Fund. The Bank may receive and accept a resolution as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by the Board of Directors as described in such vote, and such vote may be considered as in full force and effect until receipt by the Bank of written notice from the Secretary or an Assistant Secretary to the contrary.

     The Bank shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. Provided, however, that if such reliance involves a potential material loss to the Fund, the Bank shall advise the Fund of any such actions to be taken in accordance with such advice of counsel to the Bank.

     The Bank shall be held to the exercise of reasonable care in carrying out the provisions of this Agreement but shall be liable only for its own negligent or bad faith acts or wilful misconduct or wilful failures to act by the Bank and its agents or Employees. Bank shall have no responsibility for reviewing or questioning the acts or records of any prior custodian. The
Fund shall indemnify the Bank and hold it harmless from and against all losses, liabilities, demands, claims, actions, expenses, attorneys' fees, and taxes with respect to each Series which the Bank may suffer or incur on account of being custodian hereunder except to the extent that such losses, liabilities, demands, claims, actions, expenses, attorneys fees or taxes arise from the Bank's own gross negligence or bad faith.
Notwithstanding the foregoing the Bank shall be liable to the Fund for any loss or damage resulting from the use of the Book-Entry System or the Depository arising by reason of any negligence, misfeasance or misconduct on the part of the Bank or any of its employees or agents.

     If a Series requires the Bank to take any action with respect to Securities, which action involves the payment of money or which action may, in the opinion of the Bank, result in the Bank or its nominee assigned to such Series being liable for the payment of money or incurring liability of some other form, such Series, as a prerequisite to requiring the Bank to take such action, shall, prior to the Bank taking such action, provide indemnity in writing to the Bank in an amount and form satisfactory to it.

     10.2 Limit of Duties.    Without limiting the generality of the foregoing,
the Bank shall be under no duty or obligation to inquire into, and shall not be liable for:

          10.2.1 The validity of the issue of any Securities purchased by any Series, the legality of the purchase thereof, the permissibility of the purchase thereof under the Fund's governing documents, or the propriety of the amount paid therefor;

          10.2.2 The legality of the sale of any Securities by any Series, the permissibility of such sale under the fund's governing documents, or the propriety of the amount for which the same are sold;

          10.2.3 The legality of the issue or the sale of any Shares, or the sufficiency of the amount to be received therefor;

          10.2.4 The legality of the redemption of any Shares, or the propriety of the amount to be paid therefor;

          10.2.5 The legality of the declaration or payment of any dividend or other distribution of any Series;

          10.2.6 The legality of any borrowing for temporary or emergency administrative purposes.

     10.3 No Liability Until Receipt.   the Bank shall not be liable for, or
considered to be the custodian of, any money, whether or not represented by any check, draft, or other instrument for the payment of money, received by it on behalf of any Series until the Bank actually receives and collects such money directly or by the final crediting of the account representing the Fund's interest in the Book-Entry System or the Depository.

     10.4 Collection Where Payment Refused. The Bank shall not be under any duty or obligation to take action to effect collection of any amount, if the Securities upon which such amount is payable are in default, or if payment is refused after due demand or presentation, unless and until (a) it shall be directed to take such action by Written Instructions and (b) it shall be assured to its satisfaction of reimbursement of its costs and expenses in connection with any such action.

     10.5 Appointment of Agents and Sub-Custodians.    The Bank may appoint
one or more banking institutions, including but not limited to banking institutions located in foreign countries, to act as Depository or Depositories or as Sub-Custodian or as Sub-Custodians of Securities and moneys at any time owned by any Series, upon terms and conditions specified in Written Instructions. The Bank shall use reasonable care in selecting a Depository and/or Sub-Custodian located in a country other than the United States ("Foreign Sub-Custodian"), and shall oversee the maintenance of any Securities or moneys of the Fund by any Foreign Sub-Custodian.

     10.6 No Duty to Ascertain: Authority. The Bank shall not be under any duty or obligation to ascertain whether any Securities at any time delivered to or held by it for the Fund and specifically allocated to a Series are such as may properly be held by the Series and specifically allocated to such Series under the provisions of the Declaration of Fund and the Series' Prospectus.

     10.7 Reliance on Certificates and Instructions.   The Bank shall be
entitled to rely upon any Written Instructions or Oral Instructions actually received by the Bank pursuant to the applicable Sections of this Agreement and reasonably believed by the Bank to be genuine and to be given by an Authorized Person. The Fund agrees to forward to the Bank Written Instructions from an Authorized Person confirming such Oral Instructions in such manner so that such Written Instructions are received by the Bank, whether by hand delivery, telex, or otherwise, by the close of business on the same day that such Oral Instructions are given to the Bank. The Fund agrees that the fact that such confirming instructions are not received by the Bank shall in no way affect the validity for the transactions or enforceability of the transactions hereby authorized by the Fund. The
Fund agrees that the Bank shall incur no liability to the Fund in acting upon Oral Instructions given to the Bank hereunder concerning such transactions provided such instructions reasonably appear to have been received from a duly Authorized Person.

     10.8 Inspection of Books and Records.   The books and records of the Bank
regarding the Fund shall be open to inspection and audit at reasonable times by officers and auditors employed by the Fund and by employees of the Securities and Exchange Commission. The Bank shall provide the Fund, upon request, with any report obtained by the Bank on the system of internal accounting control of the Book-Entry System or the Depository and with such reports on its own systems of internal accounting control as the Fund may reasonably request from time to time. Provided, however, that in the event that the Fund shall require a report of internal accounting control produced by the auditors of the Series rather than of the Bank, then such report shall be prepared at the expense of the Series, and the Series agrees to pay for the time expended by Bank on such audit and report at the hourly rate set forth on the Fee agreement.

11.  Term and Termination.

     11.1 This Agreement shall become effective on the date first set forth above (the "Effective Date") and shall continue in effect thereafter as the parties may mutually agree.

     11.2 Either of the parties hereto may terminate this Agreement with respect to any Series by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than 90 days after the date of receipt of such notice. In the event such notice is given by the Fund, it shall designate a successor custodian or custodians, which shall be a person qualified to so act under the 1940 Act. In the event such notice is given by the Bank, the Fund shall, on or before the termination date, deliver to the Bank, Written Instructions designating a successor Custodian or Custodians. In the absence of such designation by the Fund, the Bank may designate a successor Custodian, which shall be a person qualified to so Act under the 1940 Act. If the Fund fails to designate a successor Custodian for any Series, the Fund shall upon the date specified in the notice of termination of this Agreement and upon the delivery by the Bank of all Securities (other than Securities held in the Book-Entry Systems which cannot be delivered to the Fund) and moneys then owned by such Series, be deemed to be its own Custodian and the bank shall thereby be relieved of all duties and responsibilities pursuant to this Agreement, other than the duty with respect to Securities held in the Book-Entry system which cannot be delivered to the Fund.

     11.3 Upon the date set forth in such notice under paragraph (b) of this Section, this Agreement shall terminate to the extent specified in such notice, and the Bank shall upon receipt of a notice of acceptance by the successor Custodian on that date deliver directly to the successor Custodian all Securities and moneys then held by the Bank and specifically allocated to the Series or Series specified, after deducting all fees, expenses and other amounts for the payment or reimbursement of which it shall then be entitled with respect to such Series or Series.

12.  Additional Services by Bank.

     12.1 If allowed by the prospectus, Investment Manager may direct that the assets of any Series be invested in deposits in Bank or its affiliates bearing a reasonable rate of interest.

     12.2 Other Bank Services. Any authorized person may direct Bank to utilize other services or facilities provided by BanCal Tri-State Corp.

13.  Miscellaneous.

     13.1 Annexed hereto as Schedule C is a certification signed by two of the present Directors of the Fund setting forth the names and the signatures of the present Authorized Persons. The Fund agrees to furnish to the Bank a new certification in similar form in the event that any such present Authorized Person ceases to be such an Authorized Person or in the event that other or additional Authorized Persons are elected or appointed. Until such new certification shall be received, the Bank shall be fully protected in acting under the provisions of this Agreement upon Oral Instructions or signatures of the present Authorized Persons as set forth in the last delivered certification.

     13.2 Annexed hereto as Appendix B is a certification signed by two of the present Directors of the Fund setting forth the names and the signatures of the present Directors of the Fund. The Fund agrees to furnish to the Bank a new certification in similar form in the event any such present Director ceases to be a Director of the Fund or in the event that other or additional Directors are elected or appointed. Until such new certification shall be received, the Bank shall be fully protected in acting under the provisions of this Agreement upon the signature of the officers as set forth in the last delivered certification.

     13.3 Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Bank, shall be sufficiently given if addressed to the Bank and mailed or delivered to it at its offices at:

               The Bank of California, N.A.
               Mutual Fund Services Dept., Trust Group
               457 Sansome Street, 11th Floor
               San Francisco, California  94111

or such other place as the Bank may from time to time designate in writing.

     13.4 Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Fund, shall be sufficiently given if addressed to the Fund and mailed or delivered to it at its offices at:

               First Pacific Mutual Fund, Inc.
               1270 Queen Emma Street Suite 607
               Honolulu, Hawaii 96813

or at such other place as the Fund may from time to time designate in writing.

     13.5 This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties with the same formality as this Agreement, and as may be permitted or required by the 1940 Act.

     13.6 This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund without the written consent of the Bank, or by the Bank without the written consent of the Fund authorized or approved by a resolution of the Board of Directors of the Fund, and any attempted assignment without such written consent shall be null and void.

     13.7 This Agreement shall be construed in accordance with the laws of the State of California.

     13.8 It is expressly agreed to that the obligations of the Fund hereunder shall not be binding upon any of the Directors, shareholders, nominees, officers, agents or employees of the Fund, personally, but bind only the property of the Fund. The execution and delivery of this Agreement have been authorized by the Directors of the Fund and signed by an authorized officer of the Fund, acting as such, and neither such authorization by such Directors nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the property of the Fund.

     13.9 The captions of the Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

     13.10 This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.






     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunder duly authorized as of the day and year first above written.


                                   First Pacific Mutual Fund, Inc.



                                   By:  \S\ Terrence K.H. Lee
                                        Terrence K.H. Lee, President

                                   Date:  June 24, 1994




                                   The Bank of California, N.A.



                                   By:  \S\ Mary Fowler
                                        Mary Fowler, Vice President

                                   Date:  June 22, 1994




Schedule A - Series



First Hawaii Intermediate Municipal Fund











                                   First Pacific Mutual Fund, Inc.



                                   By:  \S\ Terrence K.H. Lee
                                        Terrence K.H. Lee, President

                                   Date:  June 24, 1994




                                   The Bank of California, N.A.



                                   By:  \S\ Mary Fowler
                                        Mary Fowler, Vice President

                                   Date:  June 22, 1994








Schedule B
Mutual Fund Services
Schedule of Fees


                                 Custody


$3,000 minimum per year per portfolio - or 2 basis points for the first fifty million and 1.5 basis points in excess of fifty million per portfolio. The Bank will offset 100% of the incurred fee with credits received for uninvested cash balances. The Bank will retain as fee all credits received from cash balances whether they are smaller or larger than the fee quoted above.

There will be no additional charges.








                                   First Pacific Mutual Fund, Inc.



                                   By:  \S\  Terrence K.H. Lee
                                        Terrence K.H. Lee, President

                                   Date:  June 24, 1994




                                   The Bank of California, N.A.



                                   By:  \S\ Mary Fowler
                                        Mary Fowler, Vice President

                                   Date:  June 22, 1994

Schedule C
Authorized Persons


Part I - Access Persons of Bank

     Mary Fowler
     Mark Peterson
     Audrey Bough
     Cari Umekubo
     Charles Cassilas
     Jeffrey Gimm


Part II - Authorized Persons of the Fund

     Terrence K.H. Lee
     Jean M. Chun
     Charlotte A. Meyer
     Louis F. D'Avanzo


Part III - Directors

                                   First Pacific Mutual Fund, Inc.



                                   By:  \S\ Terrence K.H. Lee
                                        Terrence K.H. Lee, President

                                   Date:  June 24, 1994



                                   The Bank of California, N.A.



                                   By: \S\ Mary Fowler
                                        Mary Fowler, Vice President

                                   Date:  June 22, 1994



Amendment to Schedule A
of the Custody Contract dated June 24, 1994
Between the First Pacific Mutual Fund, Inc.
and
Bank of California, N.A.



First Hawaii Intermediate Municipal Fund

First Hawaii Municipal Bond Fund



                                   First Pacific Mutual Fund, Inc.



                                   By:  \S\ Terrence K.H. Lee
                                        Terrence K.H. Lee, President

                                   Date:  September 2, 1994




                                   The Bank of California, N.A.



                                   By:  \S\ Mary Fowler
                                        Mary Fowler, Vice President

                                   Date:  August 29, 1994









Amendment to Schedule C
of the Custody Contract dated June 24, 1994
Between the First Pacific Mutual Fund, Inc.
and
The Bank of California, N.A.

Part I-        Access Persons of Bank

               Mary Fowler
               Mark Peterson
               Audrey Bough
               Cari Umekubo
               Charles Casillas


Part II-  Authorized Persons of the Fund

               Terrence K.H. Lee
               Jean M. Chun
               Charlotte A. Meyer
               Louis D'Avanzo


                                   First Pacific Mutual Fund, Inc.



                                   By:  \S\ Terrence K.H. Lee
                                        Terrence K.H. Lee, President

                                   Date:  September 2, 1994




                                   The Bank of California, N.A.



                                   By:  \S\ Mary Fowler
                                        Mary Fowler, Vice President

                                   Date:  August 29, 1994

WIRE TRANSFER AGREEMENT

This Agreement is entered into between the Bank of California, N.A. ("Bank"), and the undersigned ("Client"), effective upon execution of the Agreement by Client and acceptance by Bank. Acceptance will be deemed to have occurred on the date Client is authorized to initiate Payment Orders as defined below. Pursuant to the terms and conditions stated herein, Appendix A which is attached hereto, and the information contained in the applicable Wire Transfer Specification Sheet or such other written document provided by Client ("Spec Sheet"), Bank agrees as follows. During normal Bank business hours Bank will allow Client through its representatives designated in the Spec Sheet ("Authorized Client Representative") to initiate wire transfer requests from Client's account(s) at Bank ("Account(s)") and to initiate outgoing reverse wire transfer requests to Client's Account(s), and, if authorized by Client, Bank agrees to honor incoming reverse wire transfer requests for funds from banks requesting Bank to debit Client's Account(s). The preceding transfer requests are collectively referred to as "Payment Orders" in this Agreement.

SPEC SHEET.    Clients will initiate Payment Orders in accordance with the
Spec Sheet, regardless of any multiple signature requirements on the Account(s) listed on the Spec Sheet. Changes to the Spec Sheet may be made by written notice thereof by Client, and these changes will be effective after actual receipt by Bank and after Bank has had a reasonable opportunity to act on the notice.

SECURITY PROCEDURES.     Client and Bank shall comply with the security
procedure requirements described in Appendix A, in any applicable user guide, and in any applicable confidential code confirmation. These security procedures are not designed to detect Client error. A Payment Order shall not be considered received by Bank until Bank has performed all verification procedures set forth in this Agreement.

PROCESSING, TRANSMITTAL AND SETTLEMENT BY BANK.   Bank shall use its best
efforts to transmit Payment Orders on the day of receipt if receipt is prior to Bank's cut-off time, which is set forth in Appendix A. Bank may change its cut-off time without prior notice to Client.

Client agrees that reverse wire agreements shall be in effect with any bank sending Bank an incoming reverse wire request.

Client understands and agrees that Bank may not effect requests for Payment Orders in the order of receipt. Payment Orders made by telephone may be recorded and Client hereby consents to such recording without being notified at the time of each such recording. The decision to record any telephone conversation shall be solely by Bank, and Bank shall have no liability for failing to do so.

Client agrees to maintain sufficient collected balances to effect Payment Orders. Client authorizes Bank to charge its Account(s) for any Payment Order Bank reasonably believes is authorized by Client. Bank will be under no obligation to honor a Payment Order from a Client Account which
(1) exceeds Client's collected funds on deposit with Bank, (2) is not authenticated pursuant to, or is not otherwise in accordance with, this Agreement, (3) Bank has reason to believe may not be authorized by Client,
(4) is incomplete or ambiguous, (5) involves funds subject to a hold, dispute, or legal process preventing their withdrawal, or is otherwise deemed unsatisfactory to Bank in its sole discretion.

In the event there are insufficient available funds in the Account to cover Client's obligations under this Agreement, Client agrees that Bank may debit any account maintained by Client with Bank or that Bank may set off against any amount it owes to Client, in order to obtain payment of Client's obligations under this Agreement. If Bank creates an overdraft to complete a Payment Order, Client agrees to immediately repay Bank the amount of such overdraft, whether or not demand is made, as well as any other applicable charges previously disclosed to Client.

TERMINAL-INITIATED PAYMENT ORDERS. For terminal-initiated payment orders using Bank's Terminal Funds Transfer (TFT) product, Client will furnish, at Client's expense, its own computer hardware and software necessary to access Bank's wire transfer system ("System"). For all terminal-initiated payment orders, Client agrees to follow the instructions contained in the applicable terminal-initiated wire transfer user's guide ("Guide") in making any terminal-initiated Payment Order. Bank will have no obligation to verify the validity of a Payment Order which has been received on the System.

OWNERSHIP AND CONFIDENTIALITY.     Client acknowledges that all computer
programs, data bases, any trade secrets, processes, proprietary data and information or documentation related thereto made available by Bank ("Products") are the exclusive and confidential property of Bank or the third parties from whom Bank has secured the right to use such computer programs and data bases. Client will treat as confidential and will not disclose or otherwise make available any of the Products in any form, to any person other than employees of Client. Client will instruct its employees who have access to the Products to keep the same confidential by using the same care and discretion that Client uses with respect to its own confidential property and trade secrets. Upon termination of this Agreement, Client will return to Bank any and all copies of the Products which are in its possession.

CLIENT REVIEW. Client will examine any confirmation or Account statement Bank provides to Client reflecting a Payment Order and will report any discrepancies to Bank within thirty (30) days after receipt of the advice or Account statement, whichever is earlier. Client agrees Bank will not be liable for any losses resulting from Client's failure to report any discrepancies within this time.

NOTICE OF INCOMING WIRE TRANSFER. Client agrees that, unless specifically agreed to in writing by Bank, Bank is not obligated to provide notice to Client of receipt of an incoming wire transfer of funds other than on the Account statement.

CANCELLATION OR AMENDMENT BY CLIENT.    Client shall have no right to cancel
or amend a Payment Order after its receipt by Bank. However, Bank shall use reasonable efforts to act on a request by Client for cancellation of a Payment Order prior to transmitting it or, in the case of an on-us payment order, prior to crediting a beneficiary's account, but shall have no liability if such cancellation is not effected. A request to amend a Payment Order shall be considered a request to cancel the Payment Order.

FUNDS TRANSFER RISK.     Client assumes certain risks and responsibilities
with respect to the actions of Authorized Client Representatives and third parties authorized by Client to act on its behalf. Client recognizes and agrees that no individual should be allowed to initiate Payment Orders in the absence of proper supervision and adequate safeguards. Client assumes full responsibility for any and all loss, liability and damage associated with transfers, omissions and/or instructions given to Bank by Authorized Client Representatives, individuals purporting to be Authorized Client Representatives, or said third parties acting or purporting to act on Client's behalf.

PROVISIONAL PAYMENT; INDEMNITY. Client represents to Bank and agrees that the payment system used to effect transfer of a Payment Order may contain rules, including without limitation a provision making payment by a receiving bank to another receiving bank or beneficiary provisional until receipt by the receiving bank of final settlement for such payment order. Client agrees that, if such settlement is not received, the receiving bank shall be entitled to a refund from another receiving bank or beneficiary of the amount credited and Client shall not be deemed to have paid the receiving bank or beneficiary the amount of the payment order. Client shall indemnify Bank against any loss, liability or expense (including reasonable attorneys' fees and expenses) resulting from or arising out of any breach of the foregoing.

LIABILITY, LIMITATIONS ON LIABILITY;  INDEMNITY.

(a) Bank shall be responsible only for performing the services expressly provided for in this Agreement, and shall be liable only for its negligence in performing those services. Bank shall not be responsible for Client's acts or omissions (including without limitation the amount, accuracy, timeliness of transmittal or authorization of any Payment Order received from Client) or those of any other person, including without limitation any Federal Reserve Bank or transmission or communications facility, any receiving bank or any beneficiary, and no such person shall be deemed
Bank's agent. Client agrees to indemnify Bank against any loss, liability or expense (including reasonable attorneys' fees and expenses) resulting from or arising out of any claim of any person that Bank is responsible for any act or omission of Client or any other person described in this Section. The foregoing shall apply to the services provided for in this Agreement, except as otherwise required by applicable law.

(b) IN NO EVENT SHALL BANK BE LIABLE FOR ANY CONSEQUENTIAL, SPECIAL, PUNITIVE OR INDIRECT LOSS OR DAMAGE WHICH CLIENT MAY INCUR OR
SUFFER
IN CONNECTION WITH THIS AGREEMENT, including without limitation loss or damage from subsequent wrongful dishonor resulting from Bank's acts or omissions pursuant to this Agreement.

(c) Without limiting the generality of the foregoing provisions, Bank shall be excused from failing to act or delay in acting if such failure or delay is caused by legal constraint, interruption or transmission or communication facilities, equipment failure, war, emergency conditions or other circumstances beyond Bank's control. In addition, Bank shall be excused from failing to transmit or delay in transmitting a Payment Order if such transmittal would result in Bank's having exceeded any limitation upon its intra-day net funds position established pursuant to present or future Federal Reserve guidelines or in Bank's otherwise violating any provision of any present or future risk control program of the Federal Reserve or any present of future statute, regulation or government policy to which Bank is subject.

COMPLIANCE WITH SECURITY PROCEDURES.

(a) Except as otherwise required by applicable law, if a Payment Order
(or a request for cancellation or amendment of a Payment Order) received by Bank purports to have been transmitted or authorized by Client, it will be deemed effective as Client's Payment Order (or request) and Client shall be obligated to pay Bank the amount of such Payment Order as provided herein even though the Payment Order (or request) was not authorized by Client, provided Bank acted in compliance with the security procedure referred to in Appendix A with respect to such Payment Order.

(b) If a Payment Order (or request for cancellation or amendment of an Payment Order) received by Bank was transmitted or authorized by Client, Client shall be obligated to pay the amount of the Payment Order as provided herein whether or not Bank complied with the security procedure referred to in Appendix A with respect to that Payment Order.

INCONSISTENCY OF NAME AND BANK NUMBER;  DESIGNATION OF FUNDS
TRANSFER
SYSTEM AND/OR INTERMEDIARY BANK.    Client acknowledges and agrees
that, if a Payment Order describes the intermediary or beneficiary's bank inconsistently by name and bank number, execution of the Payment Order by Bank, an intermediary bank or a funds transfer system may be made on the basis of the bank number or bank name even if they are inconsistent, and that Client's obligation to pay the amount of the Payment Order to Bank is not excused in such circumstances. In the event Client fails to specify a funds transfer payment system, communication system or intermediary bank when initiating a particular payment order, Client hereby instructs Bank to use the following:
FedWire System, Clearing House for Interbank Payment System, Society for World-Wide Interbank Financial Telecommunications, any intermediary bank identified by the foregoing systems as a correspondent bank of the beneficiary bank, or any payment system or intermediary bank which Bank deems reasonable under the circumstances. Client agrees to be bound by the rules of any applicable funds transfer payment system.

INCONSISTENCY OF NAME AND ACCOUNT NUMBER.    Client acknowledges and agrees
that, if an Payment Order describes the beneficiary inconsistently by name and account number, payment of the Payment Order transmitted by Bank to the beneficiary's bank might be made by that institution (or by Bank in the case of an on-us Payment Order) on the basis of the account number even if it identifies a person different from the named beneficiary, and that Client's obligation to pay the amount of the Payment Order to Bank is not excused in such circumstances.

PAYMENT FOR SERVICES.    Client shall pay Bank the charges for the services
provided for herein as set forth in pricing schedule previously provided to Client. Such charges are in addition to the fees or charges provided for in the agreement between Bank and Client with respect to the Account (the "Account Agreement").

AMENDMENTS.    From time to time Bank may amend any of the terms and
conditions contained in this Agreement, including without limitation, any cut-off time, any business day, and any part of Appendices A and B attached hereto. Such amendments shall become effective upon mailing or otherwise giving notice to Client or at such later date as may be stated in Bank's notice to Client.

NOTICES, INSTRUCTIONS, ETC.   Bank shall be entitled to rely on any written
notice or other written communication believed by it in good faith to be genuine and to have been signed by an Authorized Client Representative, and any such communication shall be deemed to have been signed by such person. Except as otherwise expressly provided herein, Bank shall not be required to act upon any notice or instruction received from Client or any other person, or to provide any notice or advice to Client or any other person with respect to any matter.

DATA RETENTION.     Client shall retain data on file adequate to reconstruct
Payment Orders for one year following the date of their transmittal by Bank, and shall provide such data to Bank upon its request.

TERMINATION.   Client may terminate this Agreement at any time.  Such
termination shall be effective on the second business day following the day of Bank's actual receipt of written notice of such termination or such later date as is specified in that notice. Bank reserves the right to terminate this Agreement immediately upon providing written notice of such termination to Client. Any termination of this Agreement shall not affect any of Client's obligations arising prior to such termination.

ENTIRE AGREEMENT.   This Agreement (including the Appendices attached hereto), together with the Account Agreement, is the complete and exclusive statement of the agreement between Bank and Client with respect to the subject matter hereof and supersedes any prior agreement(s) between Bank and Client with respect to such subject matter. In the event of any inconsistency between the terms of this Agreement and the Account Agreement, the terms of this Agreement shall govern.

GENERAL.

(a) Client may not assign this Agreement or any of the rights or duties hereunder to any person without Bank's prior written consent.

(b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns. This Agreement is not for the benefit of any other person, and no other person shall have any right against Bank or Client hereunder.

(c) Headings are used for reference purposes only and shall not be deemed a part of this Agreement.

(d) This Agreement shall be construed in accordance with and governed by the laws of the State of California.

(e)  A Bank business day is Monday through Friday, excluding Bank holidays.

(f) In the absence of manifest error, Bank records shall be deemed conclusive evidence of a Payment Order and related communications.

(g) Client agrees that no action, suit or other proceeding to recover for any loss claimed under this Agreement shall be brought against Bank unless such action, suit or proceeding shall have been commenced within one year from receipt by Client of notification identifying the applicable Payment Order.

(h) Notwithstanding any provision of the California Commercial Code to the contrary, the parties agree that attorney's fees will not be awarded in any action regarding this Agreement.



CLIENT:   First Pacific Recordkeeping, Inc.



By:  \S\ Terrence K.H. Lee
     Terrence K.H. Lee, President

Date:     June 24, 1994






Appendix A

SECURITY PROCEDURES - TELEPHONE-INITIATED WIRE REQUESTS TO BANK'S
DOMESTIC WIRE TRANSFER ROOM. Payment Orders may be initiated by telephone by an Authorized Client Representative who is designated in the Spec Sheet as authorized to initiate Payment Orders. When initiating a Payment Order, an Authorized Client Representative shall present his/her personal identification number (PIN), which shall previously have been provided to Client by Bank.

In addition to requiring a PIN when a Payment Order is initiated, Bank's standard procedure to verify Client's authorization for non-repetitive, telephone-initiated Payment Orders made to Bank's domestic wire transfer room consists of a call-back whereby Bank telephones a second Authorized Client Representative. The second Authorized Client Representative must also present his or her PIN. This call-back procedure may be based on a non-disclosed floor limit (a dollar amount under which a call-back will not be made). This call-back procedure will not be used for repetitive
Payment Orders unless Client has specifically requested Bank in writing to do so. Bank will have no duty other than as stated herein to verify that a Payment Order is made by an Authorized Client Representative.

SECURITY PROCEDURES - TERMINAL-INITIATED WIRE TRANSFERS. An authorized Client Representative will have access to Bank's System by following the procedures specified in the applicable Guide. On or before the effective date of this Agreement Bank will provide Client with the Guide and passwords and/or user identification number and/or PINs, as applicable (collectively referred to as Codes), to be used to access the System and make Payment Orders. Client agrees that it will not issue any single Authorized Client Representative a combination of Codes that may enable said Representative to make Payment Orders that would otherwise require two Authorized Client Representatives.

CLIENT RESPONSIBILITY FOR PINS AND CODES, ETC.    Client is responsible for
maintaining the confidentiality of all PINs, Codes, and other devices used to protect the authenticity of a Payment Order. If Client has reason to believe that any PINs, Codes or devices have or may have become known by, or have or may become comprised by, unauthorized persons (whether or not employed by Client), Client agrees to immediately notify Bank by telephone and agrees to confirm oral notification in writing to Bank within 24 hours. Bank will issue new PINs and Codes to Client in accordance with Bank's security requirements. Bank reserves the right to change PINs and Codes at any time by giving reasonable prior notice to Client.

CUT-OFF TIME. Bank agrees to use its best efforts to act on all Payment Orders on the day received if receipt is prior to the 2:30 p.m. Pacific Time cut-off time set by Bank, which time may be changed from time to time without prior notice.

COMPENSATION. Subject to the foregoing limitations, Bank's liability for loss of interest resulting from its error or delay shall be calculated by using a rate equal to the average Federal Funds rate at the Federal Reserve Bank of New York for the period involved.

NOTICES. Except as otherwise expressly provided herein, all notices will be in writing and will be mailed by first class mail, postage prepaid, or personally or electronically delivered to the Client at the address specified on the Spec Sheet and to Bank as follows: The Bank of California, Wire Transfer Department, P.O. Box 45000, San Francisco,
CA 94145; these addresses may be amended in writing from time to time. Such notices will be effective upon receipt and, except as otherwise set forth in the Wire Transfer Agreement, will be deemed to be received within five days of mailing.



Amendment to Schedule A - Series
of the Custody Contract dated June 24, 1994 between First Pacific Mutual Fund, Inc.
and Union Bank of California, N.A.
(formerly The Bank of California, N.A.


First Hawaii Intermediate Municipal Fund

First Hawaii Municipal Bond Fund

First Idaho Tax-Free Fund






                                         First Pacific Mutual Fund, Inc.


                                         By:  \S\ Terrence K.H. Lee
                                             Terrence K.H. Lee, President


                                         Date:  June 28, 1996



                                         Union Bank of California, N.A.


                                         By:  \S\ Mary Fowler
                                             Mary Fowler, Vice President


                                         Date:  June 25, 1996





Amendment to Schedule C
of the Custody Contract dated June 24, 1994 between First Pacific Mutual Fund, Inc.
and Union Bank of California, N.A.
(formerly The Bank of California, N.A.)



Part I - Access Persons of the Bank

              Mary Fowler
              Charles Casillas
              Mark Peterson
              Audrey Bough


Part II - Authorized Persons of the Fund

              Terrence K.H. Lee
              Jean M. Chun
              Charlotte A. Meyer
              Louis F. D'Avanzo


Part III - Directors




                                          First Pacific Mutual Fund, Inc.


                                          By:  \S\ Terrence K.H. Lee
                                             Terrence K.H. Lee, President


                                          Date:  June 28, 1996


                                          Union Bank of California, N.A.


                                          By:  \S\ Mary Fowler
                                             Mary Fowler, Vice President


                                          Date:  June 25, 1996




First Pacific Mutual Funds, Inc.

Amendment to Schedule C
Dated October 27, 1998


Part I:  Access Persons of Union Bank of California, N.A.

          Libby Thomas
          Mark Peterson
          Moon Shil Lee
          Annabelle Anonuevo
          Phil Clarke


Part II:  Authorized Persons of First Pacific Mutual Funds, Inc.

          Terrence K.H. Lee
          Jean M. Chun
          Charlotte A. Meyer
          Louis F. D'Avanzo


Part III:  Directors


                                   First Pacific Mutual Funds, Inc.


                                   By:  \S\  Terrence K.H. Lee
                                        Terrence K.H. Lee, President

                                   Date:  November 2, 1998


                                   Union Bank of California, N.A.


                                   By:  \S\ Moon Shil Lee
                                        Moon Shil Lee, Vice President


                                   Date:  November 5, 1998